AMENDMENT AGREEMENT

This Amendment dated effective the 31st day of December, 2011.

BETWEEN:

VAMPT BEVERAGE CORP., a Canadian company

(“Owner”)

AND:

VAMPT BEVERAGE USA CORP., a Nevada company

(“Purchaser”)

WHEREAS:

A.        The parties entered into a technology transfer agreement dated the 25th day of November, 2011 (the “Agreement”).

B.        The parties have agreed to amend certain provision of the Agreement.

NOW THEREFORE, in consideration of the sum of USD $10.00 now paid by the Owner to the Purchaser (the receipt and sufficiency of which is hereby acknowledged) and the premises and covenants contained herein, the parties agree as follows:

1.        Amendment. Section 1.02 of the Agreement is deleted and replaced with the following:

“1.02        The purchase price (the “Purchase Price”) for the purchase of the Technology shall be paid by the Purchaser to the Owner within ten (10) days of demand by the Owner, by delivery of 750,000 common shares of the Purchaser.”

2.        Additions.

(a)        The following is inserted as Section 1.03 of the Agreement:

“1.03        Title in the Purchaser to the Technology vests immediately upon the execution of this Agreement and the Purchase Price shall be an account payable only and any accidental or negligent omission to pay some or all of the Purchase Price shall not affect the title of the Purchaser to the Technology.”

(b)        The following is inserted as Section 1.05 of the Agreement:

“1.05        The Purchaser acknowledges that an intercompany loan as of December 31, 2011 will be adjusted such that $750,000 is owing by the Purchaser to the Owner (the “Loan”). Any amounts in excess of the $750,000 will be deemed to be forgiven. The owner agrees that the repayment of the Loan will be a minimum of 10% of the before tax profit of the Purchaser to be calculated on an annual basis in relation to the audited statements of the Purchaser. For further clarity, the Loan is interest free and the repayments will continue until the loan is fully extinguished and repaid.”

3.        Confirmation. The parties confirm that all other terms and conditions of the Agreement remain in effect at the date hereof.

4.        Definitions, Interpretation, Standard Terms. Capitalized terms not defined herein have the meanings ascribed to such terms in this Agreement. This Amendment hereby incorporates by reference the provisions of the Agreement concerning interpretation and other general matters, as set out in Articles 9 through 16 inclusive of the Agreement.

5.        Further Assurances. The parties agree to do such further acts and to execute and deliver such other documents, deeds, instruments or other materials as may be necessary or desirable to effect the agreements contained herein.

IN WITNESS WHEREOF, the parties have executed this Amenment as of the date first above written.

VAMPT BEVERAGE CORP.
Per:

/s/ Ian Toews
Authorized Signatory

VAMPT BEVERAGE USA CORP.
Per:

/s/ Ian Toews
Authorized Signatory